                                                                      Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 2-85483, 33-02768, 33-11904, 33-37224, 33-46671, 333-10725, 333-41861, 333-53383 and 333-78767) of ECC
International Corp. and Subsidiaries of our report dated August 11, 2000 relating to the financial statements which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Orlando, Florida
September 13, 2000